Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT, CONSENT AND WAIVER
THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT, CONSENT AND WAIVER (this “Amendment”) is entered into as of April 13, 2017, among LION OIL COMPANY, an Arkansas corporation (“Borrower”), the Lenders party hereto, and FIFTH THIRD BANK, an Ohio Banking corporation, as Administrative Agent.

RECITALS
WHEREAS, the Borrower, the Guarantors party thereto, the Lenders party thereto, Fifth Third Bank, as Administrative Agent (Fifth Third Bank, in such capacity, the “Administrative Agent”) and Lead Collateral Agent (Fifth Third Bank, in such capacity, the “Lead Collateral Agent”), and Bank Hapoalim B.M., as Designated Account Collateral Agent (the “Designated Account Collateral Agent”), are party to that certain Second Amended and Restated Financing Agreement dated as of May 14, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”);
WHEREAS, Borrower has advised the Administrative Agent that 100% of the Capital Stock of Delek US Holdings Inc., a Delaware corporation (the “Parent”) will be transferred via a series of related merger transactions to Delek Holdco, Inc., a Delaware corporation (“Ultimate Parent”), which will result in Ultimate Parent owning 100% of the Capital Stock of Parent (the “DK Parent Change of Control Event”) and, as a result of such transfer, a Parent Change of Control Event will occur;
WHEREAS, in addition to the DK Parent Change of Control Event, the Ultimate Parent will acquire certain Alon Stock and, as a result, certain Employee Plans maintained by Alon USA (the “Alon Employee Plans”) will thereafter constitute Employee Plans of an ERISA Affiliate of the Borrower (the “Alon Employee Plan Integration”); and
WHEREAS, Borrower has requested (i) that the Administrative Agent and the Lenders consent to the DK Parent Change of Control Event, (ii) that the Administrative Agent and the Lenders consent to the Alon Employee Plan Integration and (iii) that the Administrative Agent and the Lenders waive the requirement that the Borrower prepay in full the Term Loan as a result of such DK Parent Change of Control Event pursuant to Section 2.05(c)(vi) of the Financing Agreement (the “DK Transfer Mandatory Prepayment”), and the Administrative Agent and Required Lenders party hereto have agreed to (i) consent to the DK Parent Change of Control Event, (ii) consent to the Alon Employee Plan Integration, (iii) waive the DK Transfer Mandatory Prepayment, and (iv) make certain modifications and amendments to the Financing Agreement in connection with the DK Parent Change of Control Event, in each case subject to the terms and conditions of this Amendment.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the Required Lenders party hereto, and the Administrative Agent agree as follows:

SECTION 1.    Incorporation of Recitals; Definitions. The Borrower acknowledges that the Recitals set forth above are true and correct. This Amendment shall constitute a Loan Document, and the Recitals shall be construed as part of this Amendment. Each capitalized term used but not otherwise defined herein, including capitalized terms used in the introductory paragraph hereof and the Recitals hereto, has the meaning assigned to it in the Financing Agreement.
SECTION 2.    Consent and Waiver. Subject to Section 4 hereof, the Administrative Agent and each Lender hereby (a) consents to the DK Parent Change of Control Event, (b) notwithstanding Section 6.02(n)(iii) of the Financing Agreement, consents to the Alon Employee Plan Integration and the continuation of the Alon Employee Plans that provide benefits to employees after termination of employment as required by Section 601 of ERISA or other applicable law, and (c) waives the DK Transfer Mandatory Prepayment; provided, this consent and waiver shall be effective only for the DK Parent Change of Control Event, Alon Employee Plan Integration and the DK Transfer Mandatory Prepayment, is a one-time waiver and in no event shall be deemed to be a consent or waiver of any other provisions of the Financing Agreement or any other Loan Document or of any Default or Event of Default now existing or hereafter arising. Except as specifically provided herein, the Administrative Agent and each Lender hereby reserves all of its rights against the Borrower and each Guarantor under the Financing Agreement and the other Loan Documents.
SECTION 3.    Amendments to Financing Agreement. Upon satisfaction of the conditions precedent set forth in Section 4 hereof, the Financing Agreement is hereby amended as follows:
(a)    The following definitions set forth in Section 1.01 of the Financing Agreement are amended and restated in their entirety to read as follows:
“Captive Insurance Subsidiary” means (a) until the occurrence of the Alon Consolidation Event, a Subsidiary of the Parent organized in a state of the United States and established for the sole purpose of insuring the businesses or properties owned by the Parent or any of its Subsidiaries and subject to regulation as an insurance company, and (b) upon the occurrence of the Alon Consolidation Event and at all times thereafter, a Subsidiary of the Ultimate Parent organized in a state of the United States and established for the sole purpose of insuring the businesses or properties owned by the Ultimate Parent or any of its Subsidiaries and subject to regulation as an insurance company.
“Change of Control” means (a) until the occurrence of the Alon Consolidation Event, the Parent, and (b) upon the occurrence of the Alon Consolidation Event and at all times thereafter, the Ultimate Parent, shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by a Loan Document).

“Continuing Directors” means (i) until the occurrence of the Alon Consolidation Event, the directors of the Parent on the Restatement Effective Date and each other director of the Parent, if, in each case, such other director’s nomination for election to the Board of Directors of the Parent is recommended or approved by at least 60% of the then Continuing Directors and (ii) upon the occurrence of the Alon Consolidation Event and at all times thereafter, the directors of the Ultimate Parent on the date of the Alon Consolidation Event and each other director of the Ultimate Parent, if, in each case, such other director’s nomination for election to the Board of Directors of the Ultimate Parent is recommended or approved by at least 60% of the then Continuing Directors.
“Credit Parties” means the Borrower, the Subsidiary Guarantors, the Parent and the Ultimate Parent.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided that for the purpose of any financial covenant herein or in the Parent Guaranty or in the Ultimate Parent Guaranty and the definitions used therein, “GAAP” shall mean generally accepted accounting principles in effect on the Restatement Effective Date and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date hereof any change in GAAP that affects in any respect the calculation of any such financial covenant, the Administrative Agent and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the Restatement Effective Date and, until any such amendments have been agreed upon, such financial covenants shall be calculated as if no such change in GAAP has occurred. In addition and without limiting the foregoing, it is agreed and understood that if any change in GAAP shall result in the requirement that existing or future obligations under operating leases from time to time entered into by the Borrower or its Subsidiaries (as determined in accordance with GAAP as in effect on the Restatement Effective Date) be treated as Indebtedness or Capitalized Leases, such operating leases shall not be treated as

Indebtedness or Capitalized Leases hereunder, including, without limitation, for purposes of calculating covenants hereunder and shall be treated as operating leases.
“Guaranties” means (a) each Subsidiary Guaranty, (b) the Parent Guaranty and (c) the Ultimate Parent Guaranty.
“Guarantors” means the Subsidiary Guarantors, the Parent, the Ultimate Parent and all other Persons that guarantee, pursuant to Section 6.01(b) or otherwise, all or any part of the Secured Obligations.
“Material Adverse Effect” means a material adverse effect on any of (i) the operations, business, assets, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or of the Ultimate Parent, (ii) the ability of any Credit Party to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of any Agent Party or any Lender under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of a Collateral Agent securing the Secured Obligations on any of the Collateral.
“Parent Guaranty” means the Third Amended and Restated Guaranty dated as of the First Amendment Effective Date, made by the Parent in favor of the Administrative Agent, for the benefit of the holders of Secured Obligations.
“Subordinated Indebtedness” means (a) the Subordinated Borrower Indebtedness and (b) other Indebtedness of any Loan Party the terms of which are reasonably satisfactory to the Administrative Agent and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance reasonably satisfactory to the Administrative Agent, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) reasonably satisfactory to the Administrative Agent.
“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company, or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. References to a Subsidiary shall mean a Subsidiary of the Borrower unless the context expressly provides otherwise; provided, that references to a Subsidiary shall not include the MLP and its subsidiaries, unless the context provides otherwise; provided further that the MLP and its Subsidiaries shall be deemed to be Subsidiaries of:
(a)    until the occurrence of the Alon Consolidation Event, the Parent for the purposes of (I) the financial statements required to be delivered under Section 7(g) of the Parent Guaranty, to the extent the MLP and its Subsidiaries are required to be consolidated with the Parent in accordance with GAAP, (II) the calculation of any financial covenant of the Parent or any quantity calculated based on consolidated financial statements of the Parent in this Agreement or any other Loan Document, in each case, to the extent the MLP and its Subsidiaries are required to be consolidated with the Parent and its Subsidiaries in accordance with GAAP, and (III) Sections 7.01(f), (g), (h) and (k);
(b)    upon the occurrence of the Alon Consolidation Event and at all times thereafter, the Ultimate Parent for the purposes of (I) the financial statements required to be delivered under Section 7(g) of the Ultimate Parent Guaranty, to the extent the MLP and its Subsidiaries are required to be consolidated with the Ultimate Parent in accordance with GAAP, (II) the calculation of any financial covenant of the Ultimate Parent or any quantity calculated based on consolidated financial statements of the Ultimate Parent in this Agreement or any other Loan Document, in each case, to the extent the MLP and its Subsidiaries are required to be consolidated with the Ultimate Parent and its Subsidiaries in accordance with GAAP, and (III) Sections 7.01(f), (g), (h) and (k); and
(c)    the Borrower for (1) the purposes of the financial statements required to be delivered under Sections 6.01

(a)(i)-(iv) and (2) for purposes of calculating Consolidated EBITDA (to the extent the Borrower has received cash distributions with respect to the MLP Equity Interests owned by it), to the extent the MLP and its Subsidiaries are required to be consolidated with the Borrower in accordance with GAAP.
“Termination Event” means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(l), 515, 4062(e), 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041(c) of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.
“Trigger Event” means and includes each of the following: (i) the occurrence and continuation of any Event of Default under Sections 7.01(a), (c) (only to the extent such Event of Default under Section 7.01(c) arises from failure to perform or comply with Section 6.03), or (g), (ii) any acceleration of any Loans pursuant to Section 7.01, (iii) until the occurrence of the Alon Consolidation Event, any failure by the Parent to perform or comply with either Section 7(a) or Section 7(b) of the Parent Guaranty, (iv) upon the occurrence of the Alon Consolidation Event and at all times thereafter, any failure by the Ultimate Parent to perform or comply with either Section 7(a) or Section 7(b) of the Ultimate Parent Guaranty, or (v) the occurrence of a Coverage Trigger Event.
(b)    The following definitions are hereby added to Section 1.01 of the Financing Agreement in appropriate alphabetical order:
“Affiliate Consolidated Tax Return” means any income or franchise tax return of the Ultimate Parent or any Affiliate of the Ultimate Parent and its Subsidiaries which is filed on a consolidated, combined or unified basis.
“Alon Consolidation Event” has the meaning assigned to such term in the Parent Guaranty.

“Alon Employee Plans” means the Employee Plans subject to Title IV of ERISA maintained by Alon USA and its Subsidiaries as of the First Amendment Effective Date.
“Alon Termination Event” means the filing of a notice of intent to terminate any Alon Employee Plan under ERISA Section 4041(c).
“First Amendment Effective Date” means April 13, 2017.
“Post-Retirement Benefit Plan” is defined in Section 5.01(i)
“Remaining Alon Stock” means all issued and outstanding Alon Stock that, as of the First Amendment Effective Date, does not constitute Alon Stock Collateral.
“Ultimate Parent” means Delek Holdco, Inc., a Delaware corporation.
“Ultimate Parent Guaranty” means the Ultimate Parent Guaranty dated as of the First Amendment Effective Date, made by the Ultimate Parent in favor of the Administrative Agent, for the benefit of the other holders of Secured Obligations.
“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.
(c)    The first sentence of Section 2.05(c)(vi) is hereby amended and restated in its entirety to read as follows:
In the event (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d‑3 and 13d‑5 under the Exchange Act), directly or indirectly, of more than 30% of any class of the Capital Stock of (w) until the occurrence of the Alon Consolidation Event, the Parent, and (x) upon the occurrence of the Alon Consolidation Event and at all times thereafter, the Ultimate Parent, or (B) the Board of Directors of (y) until the occurrence of the Alon Consolidation Event, the Parent, and (z) upon the occurrence of the Alon Consolidation Event and at all times thereafter, the Ultimate Parent, shall cease to consist of a majority of Continuing Directors (each, a “Parent Change of Control Event”), the Borrower shall give the Administrative Agent prompt written notice (and in any event within two (2) Business Days after any Authorized Officer of the Borrower has knowledge of the occurrence of any Parent Change of Control Event) (a “Change of Control Notice”).
(d)    The second sentence of Section 2.07(d) is hereby amended and restated in its entirety to read as follows:
In addition, in the case of a Non‑U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code, such Non‑U.S. Lender hereby represents to the Borrower that such Non‑U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10‑percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Parent or the Ultimate Parent and is not a controlled foreign corporation related to the Parent or the Ultimate Parent (within the meaning of Section 864(d)(4) of the Internal Revenue Code), and such Non‑U.S. Lender agrees that it shall promptly notify the other Lenders if any such representation is no longer accurate.
(e)    Clause (i) of Section 5.01 is hereby amended and restated in its entirety to read as follows:
(i)    ERISA. Each Loan Party and its ERISA Affiliates has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Multiemployer Plan and Employee Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Multiemployer Plan and Employee Plan. No Loan Party nor any of its ERISA Affiliates has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Multiemployer Plan or Employee Plan, (ii) failed to make any contribution or payment to any Multiemployer Plan or Employee Plan, or made any amendment to any Multiemployer Plan or Employee Plan that has resulted or is reasonably expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Except as would not have a Material Adverse Effect, no Loan Party nor any of its Subsidiaries have any contingent liabilities with respect to any post‑retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part  6 of Subtitle B of Title I of ERISA or Section 4980B of the Internal Revenue Code (“Post-Retirement Benefit Plan”).

(f)    Clause (i) of Section 6.01(a) is hereby amended and restated in its entirety to read as follows:
(i)    as soon as available and in any event within 50 days after the end of the first three (3) fiscal quarters of the Borrower and its Subsidiaries and 90 days after the end of the fourth fiscal quarter of the Borrower and its Subsidiaries commencing with the first fiscal quarter of the Borrower and its Subsidiaries ending after the Restatement Effective Date, consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Borrower and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of (x) until the occurrence of the Alon Consolidation Event, the Parent, and (y) upon the occurrence of the Alon Consolidation Event and at all times thereafter, the Ultimate Parent, as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Borrower and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent, subject to normal year‑end adjustments; provided that to the extent GAAP requires the MLP and its subsidiaries to be consolidated with the Borrower and its Subsidiaries, the stand‑alone consolidated financial statements of the MLP and its Subsidiaries for the first three (3) fiscal quarters of the MLP shall be delivered within 55 days after the end of such fiscal quarters and within 95 days after the end of the fourth fiscal quarter of the MLP;
(g)    Clause (b) of Section 6.02(c)(ii)(I) is hereby amended and restated in its entirety to read as follows:
(b) the purchaser of such MLP Equity Interests shall not be an Affiliate of the Parent, the Ultimate Parent or the Borrower,
(h)    Clause (ix) of Section 6.02(e) is hereby amended and restated in its entirety to read as follows:
(ix) investments consisting of 612,207 MLP Common Units and 11,999,258 MLP Subordinated Units (as the same may be converted to MLP Common Units in accordance with the MLP Partnership Agreement) issued by the MLP to the Borrower made on (I) on November 7, 2012 or (II) in connection with a Disposition permitted under Section 6.02(c)(ii)(G), and dividends and distributions with respect thereto, provided that the Lead Collateral Agent shall at all times have a perfected, first priority security interest in and Lien on any MLP Equity Interests,
(i)    Clause (C) of Section 6.02(g) is hereby amended and restated in its entirety to read as follows:
(C)    the Borrower may pay management fees to the Ultimate Parent, the Parent or any of their Affiliates in an aggregate amount not to exceed $3,500,000 in any calendar year, so long as both immediately before and after giving effect to such payment, no Default or Event of Default shall exist;
(j)    Clause (E) of Section 6.02(g) is hereby amended and restated in its entirety to read as follows:
(E) the Borrower may pay dividends or make distributions or reimbursements to the applicable Affiliate for the sole purpose of permitting such Affiliate to pay Federal and state income taxes and franchise taxes solely arising from any Affiliate Consolidated Tax Return (such payments, “Tax Distributions”); provided that the aggregate amount of such Tax Distributions shall under no circumstances exceed the amount that the Loan Parties would have been obligated to pay if the Borrower were the common parent of a consolidated tax group comprised of the Borrower and each of its Subsidiaries and filed a separate consolidated tax return, taking into account any carryovers and carrybacks of tax attributes (including net operating losses) of such Loan Parties; provided further that no distribution shall be made more than ten (10) Business Days prior to the due date of the amounts to the applicable taxing authorities;
(k)    Section 6.03(a) is hereby amended by amended by adding the following new paragraph to the end of such Section:

At any time after the Alon Consolidation Event, the Ultimate Parent may, in its sole discretion, grant (or cause its Subsidiaries to grant) to the Lead Collateral Agent a security interest in the Remaining Alon Stock. In the event the Ultimate Parent so elects, it shall (or it shall cause its Subsidiaries to): (i) execute and deliver to the Lead Collateral Agent a pledge agreement with respect to the Remaining Alon Stock in form and substance reasonably acceptable to the Lead Collateral Agent, (ii) deliver to the Lead Collateral Agent all certificates evidencing the Remaining Alon Stock, (iii) execute and deliver to the Lead Collateral Agent undated stock powers or other appropriate instruments of assignment with respect to the Remaining Alon Stock executed in blank with signature guaranteed, and (iv) deliver to the Lead Collateral Agent or the Administrative Agent such other agreements, certificates, instruments, approvals, legal opinions or other documents reasonably requested by the Lead Collateral Agent or the Administrative Agent. For the avoidance of doubt, any time after the Alon Consolidation Event that the Lead Collateral Agent has a valid, perfected and enforceable first priority security interest, subject only to Permitted Covenant Liens, in the Remaining Alon Stock, such Remaining Alon Stock at such time shall constitute Alon Stock Collateral.
(l)    Clause (iii) of Section 7.01(c) is hereby amended and restated in its entirety to read as follows:
(iii) the Parent or the Ultimate Parent shall fail to perform or comply with any covenant or agreement contained in any Loan Document to which it is a party, in each case subject to applicable grace or cure periods, if any;
(m)    Clause (f) of Section 7.01 is hereby amended and restated in its entirety to read as follows:
(f)    the Parent or Ultimate Parent shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Contingent Obligation, but excluding the Parent Guaranty and the Ultimate Parent Guaranty) on the scheduled or original due date with respect thereto beyond the period of grace, if any, in the instrument or agreement under which such Indebtedness was created; (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause such Indebtedness to become (or result in such Indebtedness becoming) due prior to its stated maturity or subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Contingent Obligation) payable; provided that a default, event or condition described in clause (i), (ii)

or (iii) of this paragraph (f) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (f) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000;
(n)    Clause (m) of Section 7.01 is hereby amended and restated in its entirety to read as follows:
(m)    any Termination Event (other than an Alon Termination Event) with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Credit Party by the Administrative Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan’s vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $5,000,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, the liability is in excess of such amount);
SECTION 4.    Conditions Precedent. This Amendment, including without limitation the amendments to the Financing Agreement contained herein, shall become effective as of the date first set forth above upon satisfaction of all of the conditions set forth in this Section 4 to the satisfaction of Administrative Agent:
(a)    Administrative Agent shall have received this Amendment, duly executed and delivered by each of the applicable parties hereto, together with the Acknowledgement and Agreement of Guarantors attached hereto duly executed and delivered by the Guarantors;
(b)    Administrative Agent shall have received (i) the Ultimate Parent Guaranty, duly executed and delivered by the Ultimate Parent, (ii) the Third Amended and Restated Parent Guaranty duly executed and delivered by the Parent, and (iii) the First Amendment to Amended and Restated Stock Pledge and Security Agreement (Term Loan) (the “First Amendment to Parent Pledge Agreement”), duly executed and delivered by the Parent; and
(c)    Administrative Agent shall have received, each in form and substance reasonably satisfactory to the Administrative Agent and in all instances materially consistent with those certificates and other documents delivered in connection with the Financing Agreement and the closing thereof: (i) a customary secretary’s certificate with respect to the Ultimate Parent, including certified articles of incorporation, bylaws and authorizing resolutions, (ii) opinions of counsel to the Ultimate Parent, (iii) a customary officer’s certificate from an officer of the Borrower certifying that (x) no Default or Event of Default has occurred and is continuing and (y) the Borrower, the Parent and the Ultimate Parent are Solvent, each on a consolidated basis, on a pro forma basis after giving effect to the DK Parent Change of Control Event and the transactions relating thereto, and (iv) certificates of good standing for the Borrower, the Parent, the Ultimate Parent, and the Subsidiary Guarantors.
SECTION 5.    Conditions Subsequent. After the First Amendment Effective Date, the Borrower shall either:
(a)    prior to the Alon Consolidation Event, deliver to the Administrative Agent an amendment to the Agreement and Plan of Merger among the Parent, the Ultimate Parent, Dione Mergeco, Inc., Astro Mergeco, Inc. and Alon USA dated as of January 2, 2017, as amended (the “Merger Agreement”), which amendment shall be reasonably satisfactory to the Administrative Agent in form and substance with respect to clarifying that each share of Alon Stock owned by Parent and its subsidiaries prior to the Astro Merger (as defined in the Merger Agreement) will remain issued and outstanding and not be cancelled as a result of the Astro Merger; or
(b)    on the date of, and after giving effect to, the Alon Consolidation Event, deliver to the Administrative Agent and the Lead Collateral Agent (i)  a favorable written opinion from Baker Botts LLP (or such other law firm acceptable to the Administrative Agent) in form and substance reasonably acceptable to the Administrative Agent and its counsel and subject to customary assumptions for legal opinions, which opinion would opine that (A) Parent is validly existing under Delaware law, and (B) the Alon Stock that is issued and outstanding and owned by Parent and its subsidiaries immediately prior to the Astro Merger remain issued and outstanding and were not cancelled as a result of the Astro Merger, and (ii) an acknowledgment in form and substance reasonably acceptable to the Administrative Agent from the Parent pursuant to which the Parent reaffirms its obligations under the Parent Guaranty and the Parent Pledge Agreement.
The Borrower’s failure to satisfy the requirements of this Section 5 on or prior to the date of the Alon Consolidation Event shall constitute an immediate Event of Default under the Financing Agreement.
SECTION 6.    Acknowledgment of Liens. The Borrower hereby acknowledges, confirms and agrees that the Lead Collateral Agent and Designated Account Collateral Agent have valid, enforceable and perfected first-priority liens upon and security interest in (subject only to Permitted Liens) the Collateral granted pursuant to the Loan Documents, and nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for thereby as to the indebtedness, obligations, and liabilities which would be secured thereby prior to giving effect to this Amendment
SECTION 7.    Interpretation. Except as specifically provided herein, all terms and conditions of the Financing Agreement remain in full force and effect, without waiver or modification. This Amendment and the Financing Agreement shall be read together, as one document. The Recitals hereto, including the terms defined therein, are incorporated herein by this reference and acknowledged by Borrower to be true, correct and complete.
SECTION 8.    Representations, Warranties and Covenants. Borrower hereby represents that all representations and warranties contained in the Financing Agreement remain true and correct in all material respects as of the date hereof, except for those representations and warranties that were made as of a specific earlier date, in which case such representations and warranties remain true and correct in all material respects as of such earlier date. Borrower hereby reaffirms all covenants set forth therein (as amended hereby) as of the date of this Amendment. Borrower further certifies that as of the date first set forth above there exists no Default or Event of Default. Borrower further certifies that it has the power and authority to execute, deliver and perform this Amendment and has taken all necessary action to authorize its execution, delivery and performance of this Amendment.
SECTION 9.    Further Assurances. Borrower will make, execute, endorse, acknowledge, and deliver any agreements, documents, or instruments, and take any and all other actions, as may from time to time be reasonably requested by Administrative Agent to perfect and maintain the validity and priority of the liens and security interests granted to Administrative Agent and the Secured Parties pursuant to the Security Documents and to effect, confirm, or further assure or protect and preserve the interests, rights, and remedies of Administrative Agent and the other Secured Parties under the Security Documents.
SECTION 10.    Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.
SECTION 11.    Successors and Assigns. This Amendment shall be binding on and shall inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Lead Collateral Agent, the Designated Account Collateral Agent, and the Lenders, and their respective successors and assigns. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the the Borrower, the Guarantors, the Administrative Agent, the Lead Collateral Agent, the Designated Account Collateral Agent, and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.
SECTION 12.    Entire Amendment. This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof. Except as specifically waived and amended hereby, all of the terms and conditions set forth in the Financing Agreement and the Loan Documents shall stand and remain unchanged and in full force and effect.
SECTION 13.    Fees and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’

fees) incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other documents being executed and delivered in connection herewith and the transactions contemplated hereby.
SECTION 14.    Headings. Section and sub-section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
SECTION 15.    Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
SECTION 16.    Conflict of Terms. Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the Loan Documents, the provision contained in this Amendment shall govern and control
SECTION 17.    Incorporation of Financing Agreement. The provisions contained in Sections 11.09 (Governing Law), 11.10 (Consent to Jurisdiction, Service of Process and Venue) and 11.11 (Waiver of Jury Trial) of the Financing Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment rather than the Financing Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.
LION OIL COMPANY, an Arkansas corporation, as the Borrower
By: /s/ Kevin L. Kremke
Name:    Kevin L. Kremke
Title:    Executive Vice President
By: /s/ Danny Norris
Name:    Danny Norris
Title:    Vice President and Chief Accounting
Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT, CONSENT AND WAIVER]

ADMINISTRATIVE AGENT:
FIFTH THIRD BANK, as a Lender, as Administrative Agent, and as Lead Collateral Agent
By: /s/ Larry Hayes
Name:    Larry Hayes
Title:    Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT, CONSENT AND WAIVER]

BANK HAPOALIM B.M., as a Lender
By: /s/ John Grieco
Name:    John Grieco
Title:    Senior Vice President
By: /s/ Tal Shpaizer
Name:    Tal Shpaizer
Title:    Vice President
Israeli Business Group

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT, CONSENT AND WAIVER]

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender
By: /s/ Mali Golan
Name:    Mali Golan
Title:    First Vice President
By: /s/ Zahi Levy
Name:    Zahi Levy
Title:    Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT, CONSENT AND WAIVER]

BANK LEUMI USA, as a Lender
By: /s/ Benny Kosman
Name:    Benny Kosman
Title:    Associate Vice President
By: /s/ Eitan Sapir-088
Name:    Eitan Sapir-088
Title:    First Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT, CONSENT AND WAIVER]

BEAR STATE BANK, as a Lender
By: /s/ John Suskie
Name:    John Suskie
Title:    Executive Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT, CONSENT AND WAIVER]

COMPASS BANK, as a Lender
By: /s/ Michael Song
Name:    Michael Song
Title:    Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT, CONSENT AND WAIVER]

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender
By: /s/ Sharon Shipley
Name:    Sharon Shipley
Title:    Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT, CONSENT AND WAIVER]

REGIONS BANK, as a Lender
By: /s/ James T. Coleman
Name:    James T. Coleman
Title:    Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT, CONSENT AND WAIVER]

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By: /s/ Cort Fontenot
Name:    Cort Fontenot
Title:    Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT, CONSENT AND WAIVER]

ACKNOWLEDGMENT AND CONSENT OF GUARANTORS
Each of the undersigned guarantors (each a “Guarantor”) hereby (i) acknowledges receipt of the foregoing Amendment (capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Financing Agreement referred to in the Amendment); (ii) consents to the terms and execution of the Amendment, without implying that such consent would be required; (iii) solely with respect to each Subsidiary Guarantor, reaffirms all obligations to the Administrative Agent and the other Secured Parties pursuant to the terms of its guaranty contained in Article X of the Financing Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), (iv) solely with respect to each Subsidiary Guarantor, reaffirms all obligations, and the security interest granted, pursuant to the Amended and Restated Pledge and Security Agreement, dated as of May 14, 2015, to the extent it is a party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), (v) solely with respect to Parent, reaffirms all obligations, and the security interest granted, pursuant to the Amended and Restated Stock Pledge and Security Agreement, dated as of May 14, 2015, to the extent it is a party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Stock Pledge and Security Agreement”), (vi) solely with respect to Parent, reaffirms all obligations, and the security interest granted, pursuant to the Omnibus Collateral Assignment of Rights under the Stock Purchase Agreement and Related Documents, dated as of May 14, 2015, to the extent it is a party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Omnibus Agreement”), (vii) solely with respect to Parent, reaffirms all obligations to the Administrative Agent and the other Secured Parties pursuant to the Third Amended and Restated Parent Guaranty, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Parent Guaranty”), (viii) reaffirms all obligations, and the security interest granted, pursuant to the Account Pledge Agreement (Designated Accounts), dated as of May 14, 2015, to the extent it is a party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Account Pledge Agreement” and together with the Pledge and Security Agreement, Stock Pledge and Security Agreement, Omnibus Agreement and any other agreement, instrument and other document executed and delivered pursuant to the Financing Agreement or otherwise securing any Secured Obligation, the “Collateral Documents), (ix) reaffirms all obligations pursuant to any other Loan Document to which it is a party; and (x) acknowledges that the Administrative Agent and the other Secured Parties may supplement, amend, restate, extend, renew or otherwise modify the Financing Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of any of the undersigned and without impairing the liability of any of the undersigned under the Guaranty, the Parent Guaranty or under any other Loan Document or impairing the liens and security interests granted pursuant to the Collateral Documents.
[SIGNATURE PAGE TO FOLLOW]

GUARANTORS:
DELEK HOLDCO, INC., a Delaware corporation, as a Guarantor
By: /s/ Kevin L. Kremke
Name:    Kevin L. Kremke
Title:    Executive Vice President
By: /s/ Danny Norris
Name:    Danny Norris
Title:    Vice President and Chief Accounting
Officer
DELEK US HOLDINGS, INC., a Delaware corporation, as a Guarantor
By: /s/ Kevin L. Kremke
Name:    Kevin L. Kremke
Title:    Executive Vice President
By: /s/ Danny Norris
Name:    Danny Norris
Title:    Vice President and Chief Accounting
Officer
J. CHRISTY CONSTRUCTION CO., INC., an Arkansas corporation, as a Guarantor
By: /s/ Kevin L. Kremke
Name:    Kevin L. Kremke
Title:    Executive Vice President
By: /s/ Danny Norris
Name:    Danny Norris
Title:    Vice President and Chief Accounting
Officer

SIGNATURE PAGE TO ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS
(FIRST AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT, CONSENT AND WAIVER)

LION OIL TRADING & TRANSPORTATION, LLC, a Texas limited liability company, as a Guarantor
By: /s/ Kevin L. Kremke
Name:    Kevin L. Kremke
Title:    Executive Vice President
By: /s/ Danny Norris
Name:    Danny Norris
Title:    Vice President and Chief Accounting
Officer

SIGNATURE PAGE TO ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS
(FIRST AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT, CONSENT AND WAIVER)